                                                                    EXHIBIT 4.11

                                 [FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO CENTENNIAL COMMUNICATIONS CORP., CENTENNIAL CELLULAR OPERATING CO. LLC AND CENTENNIAL PUERTO RICO OPERATIONS CORP. (COLLECTIVELY, THE ISSUERS") OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE,
(III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF
THE COMPANY.

                      CENTENNIAL CELLULAR OPERATING CO. LLC
                         CENTENNIAL COMMUNICATIONS CORP.
                     CENTENNIAL PUERTO RICO OPERATIONS CORP.

                           8-1/8% SENIOR NOTE DUE 2014



No. ____                                                         $______________

CUSIP No.

            Centennial Cellular Operating Co. LLC, a Delaware limited liability company (hereinafter called the "Company," which term includes any successors under the Indenture defined herein), Centennial Communications Corp., a Delaware corporation (hereinafter called "Centennial," which term includes any successors under the Indenture), and Centennial Puerto Rico Operations Corp., a Delaware corporation (hereinafter called "Centennial PR," which term includes any successors under the Indenture, and, together with the Company and Centennial, the "Issuers"), for value received, hereby promise to pay to Cede & Co., or registered assigns, the principal sum of $_____________ dollars, on February 1, 2014.

            Interest Payment Dates: August 1 and February 1, commencing August 1, 2004

            Record Dates: July 15 and January 15

            Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company and Centennial have caused this Instrument to be duly executed under their corporate seal.

Dated: [         ], 2004

                               CENTENNIAL COMMUNICATIONS CORP.



                               By:
                                   ---------------------------------------------
                                   Name:  Tony L. Wolk
                                   Title: Senior Vice President, General Counsel


                               CENTENNIAL CELLULAR OPERATING CO. LLC

                               By: Centennial Communications Corp.,
                                   as sole member

                               By:
                                   ---------------------------------------------
                                   Name:  Tony L. Wolk
                                   Title: Senior Vice President, General Counsel


                               CENTENNIAL PUERTO RICO OPERATIONS CORP.

                               By:
                                   ---------------------------------------------
                                   Name:  Tony L. Wolk
                                   Title: Senior Vice President, General Counsel

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the Securities described in the within-mentioned Indenture.

Dated: [        ], 2004

                                    U.S. BANK NATIONAL ASSOCIATION
                                    as Trustee

                                    By:
                                        --------------------------------------
                                         Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                      CENTENNIAL CELLULAR OPERATING CO. LLC
                         CENTENNIAL COMMUNICATIONS CORP.
                     CENTENNIAL PUERTO RICO OPERATIONS CORP.

                           8-1/8% Senior Note due 2014

            Capitalized terms used herein shall have the meaning assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Interest.

            Centennial Cellular Operating Co. LLC, a Delaware limited liability company (hereinafter called the "Company," which term includes any successors under the Indenture defined herein), Centennial Puerto Rico Operations Corp., a Delaware corporation (hereinafter called "Centennial PR," which term includes any successors under the Indenture) and Centennial Communications Corp., a Delaware corporation (hereinafter called "Centennial," which term includes any successors under the Indenture, and, together with the Company and Centennial PR, the "Issuers"), promise to pay interest on the principal amount of this Security at the rate and in the manner specified below. Interest will accrue at 8-1/8% per annum and will be payable semi-annually in arrears in cash on August 1 and February 1 of each year or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") commencing August 1, 2004, to Holders of the Securities at the close of business on the immediately preceding July 15 or January 15, whether or not such date is a Business Day (each, a "Record Date").

            Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of the then applicable interest rate on the Securities; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

2.    Method of Payment.

            The Issuers shall pay interest and Additional Interest, if any, on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Issuers shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or the Issuers may mail any such interest payment to a Holder at the Holder's registered address.

3.    Paying Agent and Registrar.

            Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.    Indenture.

            The Issuers issued the Securities under an Indenture, dated as of February 9, 2004 (the "Indenture"), among the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general obligations of the Issuers initially issued in an aggregate principal amount to $325,000,000. The Indenture pursuant to which this Security is issued provides for an unlimited amount of Additional Securities to be issued thereunder.

5.    Redemption.

            The Securities will be subject to redemption at any time on or after February 1, 2009, at the option of the Issuers, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12 month period beginning February 1 of the years indicated below:

                             Year                   Redemption Price
                             ----                   ----------------
            2009..................................        104.0625%

            2010..................................        102.7083%

            2011..................................        101.3542%

            2012 and thereafter...................        100%

in each case, together with accrued and unpaid interest, if any, and Additional Interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date).

            In addition, at any time prior to February 1, 2007, the Issuers, at their option, may use the net cash proceeds of one or more Public Equity Offerings or Strategic Equity Offerings in a single transaction or a series of related transactions to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a Redemption Price equal to 108.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date); provided that at least 65% of the initial aggregate principal amount of Securities remains outstanding immediately after the occurrence of such redemption; provided further that any such redemption with respect to a Strategic Equity Offering may not occur in connection with or after the occurrence of a Change of Control; and provided further that any such net proceeds received by Centennial are first contributed to the Company as a capital contribution prior to any such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering or Strategic Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering or Strategic Equity Offering.

            In addition, the Securities may be redeemed upon a Change of Control at any time prior to February 1, 2009, at the option of the Issuers, in whole and not in part, within 60 days of such Change of Control. Prior to February 1, 2006, the Redemption Price will be equal to (i) 108.125% of the principal amount of the Securities, plus (ii) accrued interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date). On or after February 1, 2006, but prior to February 1, 2009, the Redemption Price will be equal to (i) 100% of the principal amount of the Securities, plus (ii) accrued interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date) plus (iii) the Applicable Premium, if any.

            In addition, the Securities may be redeemed at any time prior to February 1, 2006, at the option of the Issuers, in whole or in part, with the net cash proceeds of a sale of assets that would be considered an Asset Sale within 60 days of such sale of assets at a Redemption Price equal to (i) 108.125% of the principal amount of the Securities, plus (ii) accrued interest to the Redemption Date (subject to the rights of Holders on relevant Record Dates to receive interest due on an Interest Payment Date); provided that any such redemption shall be for (A) Securities with an aggregate principal amount of at least $50,000,000; provided that immediately after any such redemption, Securities with an aggregate principal amount of at least $150,000,000 remain outstanding or (B) all of the outstanding aggregate principal amount of the Securities.

            In the case of a partial redemption, the Trustee shall select the Securities or portions thereof for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by any other manner as it deems appropriate and fair; provided that any such redemption pursuant to the provisions relating to a Public Equity Offering or a Strategic Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary). The Securities may be redeemed in part in multiples of $1,000 only.

            Any such redemption will comply with Article III of the Indenture.

6.    Notice of Redemption.

            Except as provided in the next paragraph, notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date, to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar.

            Any notice which relates to a Security to be redeemed in part only must state the portion of the principal amount to be redeemed and must state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date fixed for redemption, interest will cease to accrue on the portions of the Securities called for redemption.

7.    Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption prior to 15 days after the notice of redemption.

8.    Persons Deemed Owners.

            The registered Holder of a Security may be treated as the owner of it for all purposes.

9.    Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Issuers. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.   Defeasance and Discharge Prior to Redemption or Maturity.

            Except as set forth in the Indenture, if the Issuers irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender and Government Securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Issuers will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding their obligation to pay the principal of (and premium, if any) and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have the Issuers' obligations discharged with respect to outstanding Securities.

            In addition, the Indenture will be discharged in full as to all outstanding Securities when (a) either (i) all Securities are delivered to the Trustee for authentication or (ii) all Securities not so delivered have become due and payable, will become due and payable within one year or are to be called for redemption within one year, and in either event the Issuers have deposited with the Trustee an amount in United States dollars sufficient to pay and discharge all of the Securities, (b) the Issuers have paid all other sums payable under the Indenture by them and (c) the Issuers have delivered an Officers' Certificate and Opinion of Counsel related thereto.

11.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.   Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Issuers must periodically report to the Trustee on compliance with such limitations.

13.   Repurchase at Option of Holder.

            (a) If there is a Change of Control, the Issuers shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, together with any accrued and unpaid interest and Additional Interest, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Issuers prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by properly tendering such Securities pursuant to the Change of Control Offer. Notwithstanding the foregoing, the Issuers will not be required to make a Change of Control Offer if, upon a Change of Control, a third party (A) makes an offer to purchase Securities in the manner, at the times and otherwise in compliance with the requirements set forth in Article XI of the Indenture and (B) purchases all Securities validly tendered and not withdrawn under such offer to purchase.

            (b) The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale as described in the Indenture or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

14.   Successors.

            When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

15.   Defaults and Remedies.

            If an Event of Default occurs and is continuing (other than as Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. The Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

16.   Trustee Dealings with Issuers.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, perform investment advisory or other management services and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

            No direct or indirect stockholder (or partner, limited liability company member or employee of a stockholder), employee, officer or director, as such, past, present or future, of the Issuers or any successor entity or any Affiliate thereof shall have any personal liability in respect of the obligations of the Issuers under the Securities or the Indenture by reason of his or its status as such stockholder (or partner, limited liability company member or employee of a stockholder), employee, officer or director. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.   Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

19.   Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.   Additional Rights of Holders.

            In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in a Registration Rights Agreement dated as of February 9, 2004, among the Issuers and Lehman Brothers Inc. and Credit Suisse First Boston LLC, as representative of several Initial Purchasers named therein. In the case of Additional Securities, Holders of Securities shall have the rights set forth in one or more registration rights agreements with the Issuers, if any (collectively, the "Registration Rights Agreement").

                               FORM OF ASSIGNMENT

I or we assign this Security to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

________________________________________________________________________________
      Please insert Social Security or other identifying number of assignee and irrevocably appoint ___________________________________________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


Dated:  ______________________      Signed:__________________________________
                                            (Sign exactly as name appears on
                                             the other side of this Security)

Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.14 or Article XI of the Indenture, check the appropriate box:

        [ ] Section 4.14      [ ] Article XI

      If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.14 or Article XI of the Indenture, as the case may be, state the principal amount you want to be purchased: $_____________

Date:  ______________________       Signed:__________________________________
                                            (Sign exactly as name appears on
                                             the other side of this Security)

                 SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES

      The following exchanges of a part of this Global Security for Definitive Securities have been made:

               Amount of         Amount of         Principal         Signature of
              decrease in       increase in     Amount of this        authorized
               Principal         Principal      Global Security       officer of
            Amount of this    Amount of this    following each         Trustee
Date of          Global            Global        decrease (or       or Securities
Exchange       Security          Security          increase)          Custodian
--------       --------          --------          ---------          ---------